Exhibit 4.7

REGISTRATION RIGHTS AND CONDITIONS OF TRANSFERS AGREEMENT, dated as of February 5, 2010, among Bunge Limited, an exempted limited liability company organized and existing under the laws of Bermuda (“Bunge Limited”), Agroindustrial Nova Ponte Ltda., a Brazilian private limited company (“Nova Ponte”) and the Investors party hereto (the “Investors”).

WHEREAS, Bunge Alimentos S.A., a Brazilian joint-stock company (“Bunge Alimentos”), and wholly-owned subsidiary of Bunge Limited, Nova Ponte, and the Investors have entered into an Investment Agreement, dated December 23, 2009 (the “Investment Agreement”);

WHEREAS, pursuant to the Investment Agreement, the Investors shall deliver to Nova Ponte all their shares of Usina Moema Participações S.A. and in exchange for such shares, Nova Ponte shall deliver, on behalf of the Investors, to Banco Itaú Europa International, as escrow agent (the “Escrow Agent”) such number of common shares, par value $0.01 per share, of Bunge Limited (the “Common Shares”), as set forth in the Investment Agreement (such Common Shares delivered under the Investment Agreement, as calculated in accordance with Section 2.4.2 of the Investment Agreement, the “Bunge Limited Shares”);

WHEREAS, at the time of issuance, the Bunge Limited Shares issued to the Investors shall not have been registered with the U.S. Securities and Exchange Commission (the “Commission”);

WHEREAS, in order to induce the Investors to enter into the Investment Agreement, Bunge Limited has agreed to provide the registration rights for the Registrable Securities (as defined herein) set forth in this Agreement for the benefit of the Investors;

WHEREAS, Nova Ponte and Bunge Limited acknowledge and understand that the Investors have agreed to enter into the Investment Agreement on the understanding that Bunge Limited will, pursuant to the terms and conditions set forth in this Agreement, file a registration statement that will become effective under the Securities Act and will permit the Investors to offer the Bunge Limited Shares on a continuous basis under Rule 415 under the Securities Act and that the Bunge Limited Shares will be included as part of the Common Shares listed for trading on the New York Stock Exchange (“NYSE”); and

WHEREAS, the Investors acknowledge and understand that Bunge Limited or one or more of its subsidiaries, including Bunge Alimentos and Nova Ponte, may enter into one or more agreements (the “Interested Shareholder Agreements”) with the Interested Shareholders (referred to as the “Investidores Interessados,” as such term is defined in the Investment Agreement) on terms and conditions substantially similar to those of the Investment Agreement pursuant to which the Interested Shareholders will deliver to Nova Ponte all their shares in the applicable Relevant Affiliate (referred to as the “Afiliadas Relevantes,” as such term is defined in the Investment Agreement) and, in exchange for such shares, the Interested Shareholders may receive Common Shares of Bunge Limited (the “Interested Shareholder Shares”), and in connection with their receipt of Interested Shareholders Shares the Interested Shareholders will enter into one or more agreements (the “Interested Shareholder Registration Agreements”) with Bunge Limited and Nova Ponte, substantially in the form of this Agreement, which will provide for the Common Shares of Bunge Limited held by such Interested Shareholders to be included in the registration statement that Bunge Limited files for the Investors pursuant to this Agreement to permit resales of the Interested Shareholder Shares by the Interested Shareholders.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Bunge Limited and each of the Investors, severally and not jointly, hereby agree as follows:

ARTICLE I.  CERTAIN DEFINITIONS

Certain Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Aggregate Trade Interested Shareholders Shares” means such Interested Shareholders Shares held by an Interested Shareholder in excess of the Interested Shareholder Free Trading Limit as set forth in the Interested Shareholder Agreements or Interested Shareholder Registration Agreements for which such Interested Shareholder has requested the Escrow Agent to Transfer.

“Applicable Securities Laws” means the Securities Act, the Exchange Act, any applicable state securities law or any applicable rule or regulation promulgated under the Securities Act, the Exchange Act or any U.S. state securities law.

“Business Day” means any day other than Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to be closed.

“Brazilian Electricity Regulatory Agency” means the Agência Nacional de Energia Elétrica — ANEEL.

“Closing Date” means the date of this Agreement.

“Encumbrance” means any security interest, pledge, mortgage, lien, charge, adverse claim of ownership or use, or other encumbrance of any kind.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

“No-Transfer Period” means the period commencing on the Closing Date and ending on the date on which the Bunge Limited Shares shall have become Registered Securities.

“NYSE Trading Day” means a day on which the Common Shares are traded on the NYSE, the NYSE Arca or the NYSE AMEX; provided that in the event that the Common Shares are not listed or quoted on the NYSE, then NYSE Trading Day shall mean a Business Day.

“Person” means, any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Pink Sheets” means any quotation medium operated by Pink OTC Markets Inc., or any similar organization or agency succeeding to its functions of reporting prices.

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement by the Commission.

“Registered Securities” means the Bunge Limited Shares to be transferred to the Investors pursuant to the terms of the Investment Agreement the resale of which by the Investors has been registered on the Registration Statement pursuant to Section 5.01 hereof.

“Registrable Securities” means from time to time (a) the Bunge Limited Shares held by the Investors and (b) any securities issuable or issued or distributed in respect of the Bunge Limited Shares identified in clause (a) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise; provided that Registrable Securities shall cease to be Registrable Securities from and after the earlier of (x) the time that such Registrable Securities have been sold by the Investors and (y) the end of the Restricted Period.

“Representative” means, as to any Person, its directors, officers, employees, agents, advisors (including, without limitation, financial advisors, counsel and accountants).

“Restricted Period” means the period commencing on the Closing Date and ending on the six-month anniversary of the Closing Date.

“Restricted Transfer Period” means the period commencing on the first day immediately following the last day of the No-Transfer Period and ending on the 18-month anniversary of the Closing Date as may be adjusted pursuant to Section 5.02(b).

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Transfer” (including the term “Transferred”) means, in respect of any Bunge Limited Shares, any direct or indirect sale, assignment, transfer, distribution or other disposition thereof or of a participation therein, or other conveyance of legal or beneficial interest therein, or any short position in the Common Shares or any other action or position with respect to the Common Shares otherwise reducing risk related to ownership of Bunge Limited Shares through hedging or other derivative instruments, including granting any Encumbrance of any kind on the Bunge Limited Shares unless, in the case of an Encumbrance, the beneficiary thereof expressly agrees in writing, in form and substance reasonably satisfactory to Bunge Limited, to adhere to all the terms and conditions of this Agreement.

“Transfer Agent” means Mellon Investor Services L.L.C., or any successor transfer agent for Bunge Limited.

“Violation” means (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement on the effective date thereof (including any preliminary or final prospectus under the Securities Act or any amendments or supplements thereto); (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Bunge Limited or Nova Ponte of any Applicable Securities Laws.

“Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the NYSE during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by the Pink Sheets.

Each of the following terms is defined in the Section set forth opposite such term:

Term	Section

Action	7.08
Aggregate Trade Release Notice	6.03(d)
Aggregate Trade Shares	6.03(d)
Bunge Alimentos	Recitals
Bunge Limited	Recitals
Bunge Limited Shares	Recitals
Bunge Parties	5.08(a)
Commission	Recitals
Common Shares	Recitals
Counsel to Bunge Limited	4.03(c)
Counsel to the Investors	4.03(c)
Daily Restricted Trading Limit	6.03(a)
Default	5.03(a)
Default Payment	5.03(a)
Effective Date	5.01
Effectiveness Period	5.01
Escrow Agent	Recitals
Escrow Agreement	6.03(c)
Exercise Period	6.03(e)
Exercise Price	6.03(e)
Free Trade Release Notice	6.03(d)
Free Transfer Bunge Limited Shares	6.03(d)
Individual Free Trading Limit	6.02
Interested Shareholder Agreements	Recitals
Interested Shareholder Free Trading Limit	6.03(a)
Interested Shareholder Registration Agreements	Recitals
Interested Shareholder Shares	Recitals

Term	Section

Interested Shareholders	Recitals
Interruption Event	5.02(a)
Investment Agreement	Recitals
Investor Information	5.05(a)
Investor Parties	5.08(a)
Investors	Recitals
Legend Opinion	4.02(c)
Legend Removal Certificate	4.02(c)
Nova Ponte	Recitals
NYSE	Recitals
Offering Investor	6.03(d)
Permitted Interruption	5.02(a)
Permitted Transferee	6.03(g)
Permitted Transfer Notification	6.03(d)
Prospectus	5.04(b)
Registration Statement	5.01
Release Notice	6.03(d)
Reliance Letter and Directions	4.02(c)
Required Effective Date	5.01
Right of First Offer	6.03(b)
Rule 405	2.03
Trading Restrictions	6.03

ARTICLE II.  REPRESENTATIONS OF BUNGE LIMITED AND NOVA PONTE

Section 2.01                                Authority Relative to this Agreement. Each of Bunge Limited and Nova Ponte has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by Bunge Limited and Nova Ponte and the consummation by Bunge Limited and Nova Ponte of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Bunge Limited or Nova Ponte are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Bunge Limited and Nova Ponte and, assuming due authorization, execution and delivery by the Investors, constitutes a legal, valid and binding obligation of each of Bunge Limited and Nova Ponte, enforceable against each of Bunge Limited and Nova Ponte in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

Section 2.02                                No Conflict; Required Filings and Consents.  The execution and delivery of this Agreement by Bunge Limited and Nova Ponte does not, and the performance of this Agreement by Bunge Limited and Nova Ponte will not, (i) conflict with or violate the memorandum of association, certificate of incorporation, bye-laws or bylaws, each as amended to date, of either Bunge Limited or Nova Ponte, (ii) except for the requirements and approvals referring to competition and antitrust laws and the requirements and approvals from the Brazilian Electricity Regulatory Agency, require any approval from any governmental entity or (iii) conflict with or violate any United States or Brazilian statute, law, ordinance, regulation, rule, code, writ, executive order, injunction, judgment, decree or other order applicable to Bunge Limited or Nova Ponte or by which any property or asset of either of them is bound or affected,  except, with respect to clause (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences that would not have a material adverse effect on (A) assuming the representations and warranties of the Investors contained in Article III of this Agreement are true and correct, the business, properties, condition (financial or otherwise), results of operations or prospects of Bunge Limited and its subsidiaries, taken as a whole, or (B) the ability of Bunge Limited or Nova Ponte to perform their obligations under this Agreement.

Section 2.03                                Well-Known Seasoned Issuer.  As of the date hereof, Bunge Limited represents and warrants that (a) Bunge Limited is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405 and (b) other than as Bunge Limited may provide to the Interested Shareholders, there are no contracts, agreements or understandings between Bunge Limited and any person granting such person the right to require Bunge Limited to include such person’s securities with the Registrable Securities on the Registration Statement.

Section 2.04                                Bunge Limited Shares.   The Bunge Limited Shares that will be delivered to the Investors are of the same class as the Common Shares that are listed for trading on the NYSE.

ARTICLE III. REPRESENTATIONS OF THE INVESTORS

Each Investor, severally and not jointly, represents and warrants to Bunge Limited and Nova Ponte as follows:

Section 3.01                                Authority Relative to this Agreement. Such Investor has full capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by such Investor and the consummation by such Investor of the transactions contemplated hereby have been duly and validly authorized by all necessary action, and no other authority is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Investor and, assuming due authorization, execution and delivery by Bunge Limited and Nova Ponte, constitutes a legal, valid and binding obligation of each of the Investors, enforceable against such Investor in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

Section 3.02                                No Conflict; Required Filings and Consents.  The execution and delivery of this Agreement by such Investor does not, and the performance of this Agreement by such Investor will not, (i) conflict with or violate any agreement to which such Investor is a party, or to which such Investor or its assets are subject or encumbered to; (ii) except for the requirements and approvals referring to competition and antitrust laws and the requirements and approvals from the Brazilian Electricity Regulatory Agency, require any approval from any governmental entity or (iii) conflict with or violate any United States or Brazilian statute, law, ordinance, regulation, rule, code, writ, executive order, injunction, judgment, decree or other order applicable to such Investor or by which any property or asset of such Investor is bound or affected, except, with respect to clauses (i) and (ii) above, for any such conflicts, violations, breaches, defaults or other occurrences that would not have a material adverse effect on the ability of such Investor to perform its obligations under this Agreement.

Section 3.03                                Provision of Investor Information. On or prior to the date hereof, such Investor has provided to Bunge Limited the Investor Information and such Investor Information is true and correct in all material respects.

Section 3.04                                Investor Understanding of Purpose.  Investors acknowledge and understand that (i) the Bunge Limited Shares have not been and will not be registered under the Securities Act or under any U.S state securities laws (other than in accordance with this Agreement) or under the laws of any other jurisdiction and are being offered and sold in reliance upon exemptions for transactions not involving any public offering, and will constitute “restricted securities” under the Securities Act, (ii) such exemption depends in part upon, and such Bunge Limited Shares are being issued in reliance on, the representations and warranties of the Investors set forth in this Agreement and (iii) the Investors may have to bear the economic risk of all or a portion of the Bunge Limited Shares for an indefinite period of time because the Bunge Limited Shares must be held indefinitely unless subsequently registered under the Securities Act and applicable state securities laws, as provided for in this Agreement, or unless an exemption from such registration is available.  The Investors represent and warrant that the Investors have accepted the Bunge Limited Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of U.S. federal securities laws and will only transfer the Bunge Limited Shares in compliance with the Securities Act and Applicable Securities Laws and in accordance with the terms and conditions of this Agreement.

ARTICLE IV.  TRANSFERS AND LEGENDS

Section 4.01                                Improper Transfer or Encumbrance.  Any attempt to make any Transfer of, or create, incur or assume any Encumbrance with respect to, any Bunge Limited Shares not in compliance with this Agreement shall be null and void and of no force and effect, and Bunge Limited shall not give any effect in its share transfer records to such attempted Transfer or Encumbrance.

Section 4.02                                Restrictive Legends.  (a)  Prior to being deposited with the Escrow Agent, the records of the Transfer Agent with respect to the Bunge Limited Shares shall be noted with a legend substantially in the form set forth below (in addition to any legends required by agreement or by Applicable Securities Laws):

THE COMMON SHARES OF BUNGE LIMITED REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND

NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE TRANSFER OR DISTRIBUTION THEREOF.  SUCH SHARES GENERALLY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

(b)                                 The Investors consent to Bunge Limited making a notation on its records and giving instructions to the Transfer Agent in order to implement the restrictions on transfer established in this Article IV.

(c)                                  At the request of the Investors, Bunge Limited shall promptly provide, at any time and from time to time, any instructions, certificates or documents to the Transfer Agent for its Common Shares as are reasonably necessary or required by the Transfer Agent to be delivered by Bunge Limited following (A) the Bunge Limited Shares having become Registered Securities in connection with a Transfer of Bunge Limited Shares made in compliance with Section 3.04 or (B) the expiration of the Restricted Period, to remove the legend described in Section 4.02(a), from the records of the Transfer Agent relating to the Bunge Limited Shares; provided that any such requesting Investor shall be required to (i) provide any certificates as the Transfer Agent may require from such Investor or the Escrow Agent in connection with the removal of the legend described in Section 4.02(a) and (ii) in connection with the delivery by counsel to Bunge Limited (which may be internal counsel of Bunge Limited, Shearman & Sterling LLP or another counsel reasonably acceptable to the Investors) (any such counsel, “Counsel to Bunge Limited”) of an opinion (the “Legend Opinion”) as the Transfer Agent may require in connection with the removal of the legend described in Section 4.02(a), during the Restricted Period provide Bunge Limited and the counsel providing such Legend Opinion with an executed certificate in the form attached hereto as Exhibit 4.02(c) (the “Legend Removal Certificate”); it being understood that Bunge Limited shall cause Counsel to Bunge Limited to provide the Legend Opinion promptly and in no event later than two (2) Business Days after receipt of the Legend Removal Certificate; provided, further, that if any such requesting Investor, in connection with the delivery of any Legend Opinion, elects to have Proskauer Rose LLP or another counsel to the Investors, which shall be a nationally recognized United States law firm with expertise in securities law matters (any such counsel, “Counsel to the Investors”) provide the Legend Opinion, Bunge Limited shall promptly provide, and in no event later than two (2) Business Days after receipt of the Legend Opinion, a letter to the Transfer Agent, with a copy to the Investor making such Transfer and the Escrow Agent, stating that the Transfer Agent may rely on such Legend Opinion of Counsel to the Investors in connection with the removal of the legend described in Section 4.02(a) and such other directions or authorizations that are required by the Transfer Agent or Applicable Securities Laws to be delivered by Bunge Limited (together, the “Reliance Letter and Directions”).

Section 4.03                                Private Placement.  Bunge Limited shall not, nor shall Bunge Limited permit any Affiliate to, sell, offer for sale or solicit offers to buy or otherwise solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) under circumstances that would require the registration under the Securities Act of the issuance of the Bunge Limited Shares to the Investors on the date hereof.

ARTICLE V.  REGISTRATION RIGHTS

Section 5.01                                Registration Statement.  As soon as reasonably practicable, but not later than the 10th (tenth) Business Day following the earlier of (i) the 5th (fifth) day following the Closing Date and (ii) the receipt by Bunge Limited of the Investor Information (with such 10th (tenth) Business Day being the “Required Effective Date”), Bunge Limited shall file with the Commission a registration statement for, or an amendment to an existing registration statement that provides for, resales to be made by the Investors on a continuous basis pursuant to Rule 415 under the Securities Act for the Registrable Securities (a “Registration Statement”) which filing shall be compliant with Section 5.03, relating to all Registrable Securities held by the Investors; provided that the Required Effective Date shall be extended in the event that (a) Bunge Limited’s independent public accounting firm is unable or unwilling to consent to the inclusion or incorporation by reference of such independent public accounting firm’s report on the audited financial statements of Bunge Limited in the Registration Statement, or (b) a third party takes, causes, initiates or precipitates any action, or fails or causes, initiates or precipitates the failure to take any action, that would, in the good faith determination of Bunge Limited, require disclosure in the Registration Statement or in any prospectus related to sales of securities of Bunge Limited to avoid a Violation, and Bunge Limited determines, in the exercise of its reasonable judgment, that such disclosure is not in the best interest of Bunge Limited (any such event described in the forgoing clauses (a) and (b), a “Non-Discretionary Interruption Event”) by such number of days required to cure such Non-Discretionary Interruption Event.  Only the Registrable Securities of those Investors who have provided the Investor Information in accordance with Section 5.05 shall be included in the Registration Statement.

Subject to the provisions of Section 5.01 above, Bunge Limited shall use its reasonable best efforts to cause the Registration Statement to become effective on a date that is as soon as reasonably practicable after filing thereof with the Commission, in a manner that permits the resale of the Registrable Securities covered thereby (such date, the “Effective Date”).  Subject to Sections 5.02 and 5.03, Bunge Limited shall use its reasonable best efforts to keep the Registration Statement effective under the Securities Act and available for sales of Registrable Securities by the Investors until the earlier of (i) the end of the Restricted Period; and (ii) that date that the Investors no longer own any Registrable Securities (the period ending on the earlier of (i) and (ii), the “Effectiveness Period”).

Section 5.02                                Permitted Interruptions.  (a) During the Restricted Period, Bunge Limited shall have the right, by written notice to the Investors, to suspend, on one or more instances, sales of Registrable Securities by the Investors pursuant to the Registration Statement once effective for not more than sixty (60) days in the aggregate for all such periods (each such period, a “Permitted Interruption”) in the event that there is (i) a possible acquisition, business combination or other transaction, financing, business development or other event involving Bunge Limited or any of its Affiliates that would, in the good faith determination of Bunge Limited, require disclosure in a Registration Statement or in any prospectus related to sales of securities of Bunge Limited to avoid a Violation, and Bunge Limited determines, in the exercise of its reasonable judgment, that such disclosure is not in the best interest of Bunge Limited or that obtaining financial statements relating to any such acquisition or business combination or other transaction that are required to be included in the Registration Statement or in any prospectus related to sales of securities of Bunge Limited, after using its reasonable best efforts to obtain such financial statements, would be impractical, (ii) a Non-Discretionary Interruption Event or (iii) the happening of any event that requires Bunge Limited to make changes in such Registration Statement in order cure a Violation (any such events described in the foregoing subclauses (i) through (iii), an “Interruption Event”).

(b)                                 The Restricted Transfer Period shall be reduced by such number of days equal to the sum of (i) the number of days elapsing after the occurrence of the Required Effective Date before the Effective Date multiplied by two plus (ii) the number of days of a Permitted Interruption.

Section 5.03                                Defaults.  (a)  If (i) the Effective Date has not occurred on or before the Required Effective Date, (ii) the sales of Registrable Securities under the Registration Statement are suspended pursuant to a Permitted Interruption for any period during the twenty (20) day period following the Effective Date; provided that if the Investors do not provide the Investor Information on the Closing Date, such twenty (20) day period shall be reduced by such number of days following the Closing Date by which the Investors provide the Investor Information, subject to Section 5.09, (iii) the sales of Registrable Securities under the Registration Statement are suspended pursuant to a Permitted Interruption and such suspension, along with any previous Permitted Interruptions, exceed sixty (60) days in the aggregate, (iv) the Common Shares cease to be listed or quoted on the NYSE, (v) Bunge Limited fails to cause the delivery of a Legend Opinion by the Counsel to Bunge Limited in the manner required by Section 4.02(c) hereof; provided that such Legend Opinion shall not have been provided within three (3) Business Days after receipt of the Legend Removal Certificate or (vi) Bunge Limited shall fail to deliver the Reliance Letter and Directions in the manner required by Section 4.02(c) hereof; provided that such Reliance Letter and Directions shall not have been provided within three (3) Business Days after receipt of the Legend Opinion (each of (i), (ii), (iii), (iv), (v) and (vi), a “Default”), then, as the sole and exclusive remedy with respect to any such Default, Nova Ponte shall pay to each Investor a payment (the “Default Payment”) equal to (A) in the case of a Default specified in Section 5.03(a)(i), 20% per annum with respect to the actual number of days of such Default on an amount equal to the product of the number of Registrable Securities held by such Investor multiplied by the average of the Weighted Average Prices of the Common Shares during the period of the Default, (B) in the case of a Default specified in Section 5.03(a)(ii), 15.0% per annum with respect to the actual number of days of such Default on an amount equal to the product of the number of Registrable Securities held by such Investor multiplied by the average of the Weighted Average Prices of the Common Shares during the period of the Default, (C) in the case of a Default specified in Section 5.03(a)(iii) that does not exceed 120 days, 20.0% per annum with respect to the actual number of days of such Default on an amount equal to the product of the number of Registrable Securities held by such Investor multiplied by the average of the Weighted Average Prices of the Common Shares during the period of the Default plus 5.0% of the product of the number of Registrable Securities held by such Investor multiplied by the Weighted Average Price of the Common Shares on the first day of such Default, (D) in the case of a Default specified in Section 5.03(a)(iii) that exceeds 120 days, 20.0% per annum with respect to the actual number of days of such Default on an amount equal to the product of the number of Registrable Securities held by such Investor multiplied by the average of the Weighted Average Prices of the Common Shares during the period of the Default plus 10.0% of the product of the number of Registrable Securities held by such Investor multiplied by the Weighted Average Price of the Common Shares on the first day of such Default and (E) in the case of a Default specified in Section 5.03(a)(iv), Section 5.03(a)(v) or Section 5.03(a)(vi), 15.0% of the product of the number of Registrable Securities held by such Investor multiplied by the average of the Weighted Average Prices of the Common Shares during the twenty (20) NYSE Trading Day period ending the NYSE Trading Day immediately before such Default; provided that the Default Payment described in Section 5.03(a)(E) for a Default provided in Section 5.03(a)(v) or Section 5.03(a)(vi) shall be payable only to the Investor for which the Default relates; provided, further, that the Default Payment described in Section 5.03(a)(E) for a Default provided in Section 5.03(a)(v) or Section 5.03(a)(vi) shall be reduced to 10.0% of the product of the number of Registrable Securities held by such Investor multiplied by the average of the Weighted Average Prices of the Common Shares during the twenty (20) NYSE Trading Day period ending the NYSE Trading Day immediately before such Default if the Transfer of Bunge Limited Shares to which such Legend Opinion or Legend Removal Certificate relates has, despite such Default, nonetheless occurred as a result of actions taken by the Escrow Agent and/or its Correspondents (as such term is defined in the Escrow Agreement).  In addition, Bunge Limited will reimburse each Investor subject to a Default described in Section 5.03(a)(v) and Section 5.03(a)(vi) for direct, out-of-pocket expenses related to such Default.

(b)                                 A Default shall be cured and no further Default Payments will accrue or be payable to the Investors in relation to such Default when, in the case of a Default specified in Section 5.03(a)(i), the Registration Statement becomes effective under the Securities Act, in the case of a Default specified in Sections 5.03(a)(ii) or (iii), the Escrow Agent is notified that the Registration Statement is no longer suspended for sales by the Investors or in the case of a Default specified in Section 5.03(a)(iv), the Common Shares are listed or quoted on the NYSE, or, in the case of a Default specified in Section 5.03(a)(v) and Section 5.03(a)(vi), Bunge Limited or Nova Ponte makes the Default Payment set forth in Section 5.03(a)(E).  For the avoidance of doubt, the Default Payment payable pursuant to a Default prescribed in Section 5.03(a)(v) and Section 5.03(a)(vi), shall be due and payable for each such Default.

(c)                                  All obligations of Bunge Limited and its Affiliates under this Section 5.03 shall cease when the Bunge Limited Shares cease to be Registrable Securities.

(d)                                 The parties hereto expressly agree that the Default Payments provided for in this Section 5.03 constitutes a reasonable, just and equitable estimate of the damages that may be incurred by, and shall be the sole and exclusive remedy available to, the Investors as a result of the Default that gave rise to the respective Default Payment.

(e)                                  Default Payments shall be paid within three Business Days of the earlier of the Default being cured pursuant to Section 5.03(b) or the end of the Restricted Period.  Any amounts constituting Default Payments pursuant to this Section 5.03 will be calculated in U.S. dollars and paid in Brazilian reais, based on PTAX-800, option 5, average bid and sell exchange rate, published by the Central Bank of Brazil through the Data System of the Central Bank of Brazil (Sistema de Informações do Banco Central do Brasil — SISBACEN) on the relevant payment date in immediately available funds by wire transfer to an account specified by each applicable Investor in writing to Nova Ponte and Bunge Limited.  The Default Payment will be computed on the basis of a 360-day year and the actual number of days of the Default.

Section 5.04                                Registration Procedures.  Bunge Limited shall:

(a)                                  Subject to Sections 5.01 and 5.02, prepare and file with the Commission the Registration Statement, with respect to the Registrable Securities, that complies in all respects with the Securities Act and use its reasonable best efforts to cause such Registration Statement promptly to become and remain effective during the Effectiveness Period, and the Registration Statement shall be on Form S-3 and shall include a section entitled “Plan of Distribution,” substantially in the form attached hereto as Exhibit 5.04(a);

(b)                                 prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus and any prospectus supplement, if any, (together, the “Prospectus”) to be used in connection with such Registration Statement by the Investors for sales by the Investors of the Registrable Securities as may be necessary to (i) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement, and keep such Registration Statement effective during the Effectiveness Period, and (ii) permit the resales of Registrable Securities by a Permitted Transferee where such Registrable Securities were transferred by an Investor pursuant to and in compliance with Section 6.03(g); provided, that no such amendment or supplement shall be prepared or filed by Bunge Limited until such time as such Permitted Transferee has provided Bunge Limited with the Investor Information.

(c)                                  furnish to each Investor, without charge, one conformed copy of the applicable Registration Statement and each such amendment and supplement thereto (and any exhibits to such Registration Statement upon written request), and a number of copies of the Prospectus, in conformity with the requirements of the Securities Act, to be used for sales of Registered Securities and such other documents as the Investors may reasonably request in order to facilitate the Transfer of Registrable Securities owned by them;

(d)                                 if required by Applicable Securities Laws, use its reasonable best efforts to register and qualify the Registrable Securities under such other securities or “Blue Sky” Laws of such U.S. jurisdictions as shall be reasonably requested by the Investors (and maintain such registrations and qualifications effective during the Effectiveness Period, and to do any and all other acts and things reasonably necessary or advisable to enable the Investors to consummate the Transfer in such jurisdictions of such Registrable Securities as contemplated by such registration); provided that Bunge Limited shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e)                                  use its reasonable best efforts to cause all such Registrable Securities to be listed for trading on the NYSE;

(f)                                    use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of such Registration Statement at the earliest possible time;

(g)                                 use its reasonable best efforts to comply with all Applicable Securities Laws, subject to Section 5.04(d);

(h)                                 during the Effectiveness Period, give prompt written notice to the Investors and the Escrow Agent:

(i)                                     when such Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii)                                  of any request by the Commission for amendments or supplements to such Registration Statement or the prospectus included therein or for additional information;

(iii)                               to the extent known by Bunge Limited, the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose;

(iv)                              of the receipt by Bunge Limited of any notification with respect to the suspension of the qualification of the Common Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)                                 the occurrence of a Permitted Interruption (which notice shall be provided to the Escrow Agent no later than the Business Day immediately following the occurrence thereof and be accompanied by an instruction to suspend the use of the Registration Statement and the related Prospectus).

(i)                                     subject to the terms of Section 5.02 in respect of a Permitted Interruption, upon the occurrence of any event contemplated by Section 5.04(h), where necessary, promptly prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Investors, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein not misleading; and

(j)                                     use its reasonable best efforts to procure the cooperation of the Transfer Agent and assist the Investors in settling any Transfer of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Investors and the removal of restrictive legends, to extent permitted by Section 4.02(c) and Applicable Securities Laws.

(k)                                  Bunge Limited will, during any period in the first twelve months following the Closing Date that Bunge Limited is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to the Investors that hold Registrable Securities, upon the request by such Investors, the information set forth in Rule 144(c)(2) under the Securities Act.

(l)                                     Except as provided in Section 5.05(b), (i) Bunge Limited shall not, from the Closing Date until the date that the Registration Statement becomes effective under the Securities Act, prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than any registration statement or post-effective amendment to a registration statement (or supplement thereto) relating to the Bunge Limited’s employee benefit plans registered on Form S-8 of the Securities Act and (ii) Bunge Limited shall not register the sale of any securities on the Registration Statement other than the Registrable Securities.

Section 5.05                                Investor Information, Undertakings and Acknowledgment.  (a) It shall be a condition precedent to the obligation of Nova Ponte and Bunge Limited to take any action in respect of the Registrable Securities held by an Investor pursuant to Section 5.01 and 5.03 that each such Investor shall have furnished to Bunge Limited the information set forth in Exhibit 5.05 hereof (the “Investor Information”).  Each Investor agrees that, upon receipt by the Escrow Agent and each Investor of notice from Bunge Limited pursuant to Section 5.04 it will promptly discontinue sales of Registrable Securities pursuant to the Registration Statement until receipt of the notice from Bunge Limited that sales of Registrable Securities pursuant to the Registration Statement may recommence.

(b) The Investors acknowledge and agree that, in connection with Section 5.04(b)(ii), Bunge Limited may file a new registration statement on Form S-3 under the Securities Act, a post-effective amendment to the Registration Statement or prepare a new Prospectus to permit resales of Registrable Securities by the Permitted Transferees.

(c)  The Investors acknowledge and understand that Bunge Limited or one or more of its subsidiaries, including Bunge Alimentos or Nova Ponte, may enter into one or more Interested Shareholder Agreements and one or more Interested Shareholder Registration Agreements.  The Investors further acknowledge and understand that, in connection with the requirements of any Interested Shareholder Registration Agreements, Bunge Limited may file a new registration statement on Form S-3 under the Securities Act to include the Interested Shareholder Shares in the Registration Statement or Bunge Limited may file a post-effective amendment to the Registration Statement and/or prepare a new Prospectus to include the Interested Shareholder Shares on the Registration Statement, to, in each case, permit resales of the Interested Shareholder Shares by the Interested Shareholders in substantially the same manner as provided in this Agreement.

Section 5.06                                Expenses Payable by Nova Ponte and Bunge Limited.  Except as provided in Section 5.06 below, all fees and expenses incident to the registration and sale of Registrable Securities shall be borne by Nova Ponte and Bunge Limited whether or not a Registration Statement is filed or becomes effective, including, without limitation, (i) all registration, qualification and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NYSE and (B) fees and, subject to Section 5.04(d), expenses of compliance with state securities or Blue Sky Laws (including, without limitation, fees and disbursements of counsel for Nova Ponte and Bunge Limited in connection with blue sky qualifications of the Registrable Securities)), (ii) messenger and delivery expenses, word processing, duplicating and printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company, printing the Prospectus, including those delivered to or for the account of the Investors as provided in this Agreement), (iii) fees and disbursements of counsel for Nova Ponte and Bunge Limited, (iv) fees and expenses of Counsel to Bunge Limited, in connection with the preparation and delivery of any Legend Opinion related to a Transfer of Bunge Limited Shares by any Investor, (v) documented fees (not in excess of US$2,000 for each Legend Opinion) and the reasonable and documented expenses of Counsel to the Investors hired by the Investors following the failure of Counsel to Bunge Limited to provide a Legend Opinion in the manner and time required by Section 4.02(c) hereof; provided, however, that this clause (v) shall not apply to the first such Legend Opinion issued by Counsel to the Investors following the failure of Counsel to Bunge Limited to provide a Legend Opinion; and provided, further, that all such amounts payable under this clause (v) with respect to fees shall not exceed US$200,000 in the aggregate, (vi) fees and disbursements of all independent certified public accountants for Nova Ponte and Bunge Limited, (vii) all out-of-pocket expenses of Nova Ponte and Bunge Limited (including, without limitation, expenses incurred by Bunge Limited, its officers, directors, employees and agents performing legal or accounting duties, any public relations, investor relations or other consultants or advisors retained by Nova Ponte and Bunge Limited), and (viii) fees and expenses of the Transfer Agent and a portion of the fees and expenses of the Escrow Agent as set forth in the Escrow Agreement.

Section 5.07                                Expenses Payable by the Investors.  Each Investor shall pay all broker’s commissions, and if applicable, underwriting discounts and commissions, incurred in connection with the Transfer of Registrable Securities for or on behalf of such Investor’s account and the fees and expenses of the Investor’s advisers and counsel (including in connection with the preparation of a Legend Opinion by Counsel to the Investors, other than as provided in Section 5.06(v)), the Investor’s Representatives and the Investor’s Representatives’ advisers and counsel. For the avoidance of doubt, the Investors shall not be required to pay any expenses set forth in Section 5.06 other than as may be provided in the Escrow Agreement.

Section 5.08                                Indemnification and Contribution.  (a)  The Investors, severally and not jointly (as applicable, the “Investor Parties”), shall indemnify and hold harmless Bunge Limited, Nova Ponte, each of their directors, officers and Affiliates and each person, if any, who controls Bunge Limited or Nova Ponte or such Affiliates within the meaning of the Securities Act (as applicable, the “Bunge Parties”), against any losses, claims, damages or liabilities, joint or several, to which an indemnified party may become subject, under the Securities Act or otherwise, to the extent that such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or in any amendment or supplement thereto, or arising out of or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or in any amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading and shall reimburse the Bunge Parties promptly upon demand for any legal fees or other expenses reasonably incurred by the Bunge Parties in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred, but only to the extent that such losses, claims, damages or liabilities were the result of such untrue or alleged untrue statement or omission or alleged omission in the Registration Statement or Prospectus, or amendments or supplements thereto, made in reliance upon and in conformity with information furnished by or on behalf of such Investor pursuant to Section 5.05.  In no event shall the liability of any Investor Party pursuant to this Section 5.08(a)

be greater in amount than the net proceeds received by such Investor Party upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(b)              Nova Ponte and Bunge Limited, jointly and severally, shall indemnify and hold harmless the Investor Parties against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, to the extent that such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or in any amendment or supplement thereto, or arising out or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or in any amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading and shall reimburse the Investor Parties promptly upon demand for any legal fees or other expenses reasonably incurred by the Investor Parties in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred, provided, however, that Nova Ponte and Bunge Limited shall not be liable to any Investor Party in any such case for any such loss, claim, damage, liability or proceeding to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or Prospectus or amendments or supplements thereto, in reliance upon and in conformity with information furnished by or on behalf of any of the Investor Parties pursuant to Section 5.05.

(c)                                  If the indemnification provided for in this Section 5.08 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or proceedings referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or proceedings in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or proceedings, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.  If the allocation provided in this Section 5.08(c) is not permitted by applicable Law, the parties shall contribute based upon the relative benefits received by Nova Ponte and Bunge Limited from the initial issuance of the Registrable Securities on the one hand and the net proceeds (after payment of the expenses described in Section 5.07) received or to be received by the Investors from the Transfer of Registrable Securities on the other.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.08(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Notwithstanding anything in this Section 5.08(c), no contribution by the Investors, when combined with any amounts paid pursuant to Section 5.08(c), shall exceed the net proceeds (after payment of the expenses described in Section 5.07) from the Transfer of the Registrable Securities received by the Investors.

(d)                                 Any indemnified party shall give prompt written notice to the indemnifying party after the receipt by the indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the indemnified party intends to claim indemnification or contribution pursuant to this Agreement, provided that the failure of any indemnified party to give such notice shall not relieve the indemnifying party of its obligations or liabilities pursuant to this Agreement, except to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially adversely prejudiced the indemnifying party’s defense of any such action, suit, proceeding or investigation.  If notice of commencement of any such action is given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to the indemnified party.  An indemnified party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but all the fees and expenses of such counsel shall be solely at the expense of such indemnified party or parties unless: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed to assume the defense of such proceeding within 40 days of receipt of the notice of commencement of any such proceeding; or (iii) the named parties to any such proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such indemnified party and the indemnifying party.  It shall be understood, however, that the indemnifying party shall not, in connection with any one such proceeding (including separate proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties, which firm shall be appointed by a majority of the indemnified parties.  No indemnifying party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending proceeding in respect of which any indemnified party is a party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e)                                  The agreements contained in this Section 5.08 shall survive the Transfer of the Registered Securities by the Investors pursuant to any Registration Statement (or otherwise) and shall remain in full force and effect, regardless of any investigation made by or on behalf of the Investors, Nova Ponte or Bunge Limited or such director, officer or participating or controlling Person of any of them.

Section 5.09                                Certain Additional Limitations on Registration Rights.  Notwithstanding the other provisions of this Agreement, Bunge Limited shall not be obligated to file a Registration Statement with respect to the Registrable Securities of an Investor, and Nova Ponte and Bunge Limited shall have no other obligations to such Investor under Sections 5.01, 5.02, 5.03, 5.04, 5.06 and 5.08 of this Agreement, if such Investor has not furnished Bunge Limited the Investor Information on or prior to the 5th (fifth) day after the date of this Agreement.

Section 5.10                                Confidentiality.  Each of the Investors agrees to keep any notices received pursuant to this Agreement, together with any confidential information received in connection therewith, confidential, and each Investor shall not disclose such notice or information to any Person other than its legal counsel or as may be required by applicable law.

ARTICLE VI.  CONDITIONS OF TRANSFER

Section 6.01                                General. The Investors shall not Transfer any of their Bunge Limited Shares during the No-Transfer Period. During the Restricted Transfer Period, any Transfer of Bunge Limited Shares shall be subject to the restrictions set forth in Article IV and this Article VI, without prejudice to those imposed by Applicable Securities Laws. Once the Restricted Transfer Period expires, no restrictions shall apply to the Transfer of Bunge Limited Shares by the Investors, other than those imposed by Applicable Securities Laws.

Section 6.02                                Individual Free Trading Limit. Each Investor may, individually, Transfer, in one or more transactions, up to US$1.0 million per NYSE Trading Day of Bunge Limited Shares (based on the closing price of the Common Shares on the NYSE on the NYSE Trading Day preceding the day the relevant Release Notice is delivered to the Escrow Agent pursuant to Section 6.03(d) below) on any NYSE Trading Day (“Individual Free Trading Limit”), without being subject to any trading restriction, except for those imposed by Applicable Securities Laws.

Section 6.03                                Other Transfers. Any Transfer by the Investors of Bunge Limited Shares above the Individual Free Trading Limit shall be subject to the following restrictions, in addition to those imposed by Applicable Securities Laws (“Trading Restrictions”):

(a)                                  Daily Restricted Trading Limit. Other than Transfers not made in excess of each Investor’s Individual Free Trading Limit pursuant to Section 6.02 (which shall not be included in calculating the Daily Restricted Trading Limit), the Investors may not Transfer, individually or jointly more than US$25.0 million of Bunge Limited Shares (based on the closing price of the Common Shares on the NYSE on the NYSE Trading Day preceding the day the relevant Release Notice is delivered to the Escrow Agent pursuant to Section 6.03(d) below) on any NYSE Trading Day (“Daily Restricted Trading Limit”); provided, that any determination of whether or not such Daily Restricted Trading Limit has been exceeded shall include Transfers of Aggregate Trade Interested Shareholder Shares made by Interested Shareholders.  It is expressly understood by the parties hereunder that Transfers by each Interested Shareholder of its Interested Shareholder Shares not in excess of such Interested Shareholder’s individual free trading limit comparable to the Investors’ Individual Free Trading Limit (the “Interested

Shareholder Free Trading Limit”) shall be excluded for purposes of determining the Daily Restricted Trading Limit.

(b)                                 Bunge Limited’s Right of First Offer.  Each Investor shall be required to offer to Nova Ponte any Bunge Limited Shares proposed to be Transferred by such Investor, which offer will be made pursuant to the terms and conditions of item (e) below (“Right of First Offer”) and such offer may be accepted by Nova Ponte or its designee; provided that Bunge Limited Shares sold within the Individual Free Trading Limit shall not be subject to the Right of First Offer.

(c)                                  Escrow Agent. For purposes of implementing the trading limits and Right of First Offer restrictions set forth herein, the Parties have agreed to retain the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement among the Parties dated as of the date of this Agreement (“Escrow Agreement”) and such Escrow Agreement shall include instructions to the Escrow Agent to monitor and implement the transfer procedures, trading limits and Rights of First Offer related to Bunge Limited Shares set forth in this Agreement.  The Investors further agree to modify or amend such Escrow Agreement from time to time to include the Interested Shareholders as a party thereto as contemplated by this Agreement; provided that the Investors shall not be required to pay any additional fees and expenses of the Escrow Agent resulting therefrom.

(d)                                 Procedure. On the Closing Date and in accordance with the Investment Agreement, the Bunge Limited Shares shall be delivered to the Escrow Agent to be held under the Escrow Agreement.

i.                                          Transfers within the Individual Free Trading Limit. Any Investor intending to Transfer Bunge Limited Shares within the Individual Free Trading Limit shall notify in writing the Escrow Agent of such Investor’s agreement or intention to do so (“Free Trade Release Notice”). The Free Trade Release Notice must specify the number of Bunge Limited Shares the Investor wants to Transfer (“Free Transfer Bunge Limited Shares”).  The Escrow Agent shall, following receipt of a Free Trade Release Notice, facilitate, along with the Transfer Agent and Bunge Limited, as provided in this Agreement and the Escrow Agreement, the release of the Free Transfer Bunge Limited Shares to the notifying Investor to settle the pending Transfer.  In the event the Escrow Agent releases such Bunge Limited Shares to a notifying Investor and such Investor does not Transfer the released Bunge Limited Shares pursuant to the agreement forming the basis of the Free Trade Release Notice following their release by the Escrow Agent, such Investor shall return such Bunge Limited Shares to the Escrow Agent and such Bunge Limited Shares shall be subject to the procedures set forth in this Agreement in case such Investor intends to again Transfer such Bunge Limited Shares.

ii.                                       Transfers Above the Individual Free Trading Limit. Any Investor intending to Transfer any Bunge Limited Shares above his/her respective Individual Free Trading Limit (“Offering Investor”) shall notify in writing the Escrow Agent and Bunge Limited of such Investor’s intention to do so

(“Aggregate  Trade Release Notice” and, together with a Free Trade Release Notice, each a “Release Notice”).  The Aggregate Trade Release Notice must specify the number of Bunge Limited Shares the Offering Investor wants to Transfer above such Offering Investor’s Free Trading Limit (“Aggregate Trade Shares”).  If the total volume of Bunge Limited Shares subject to all Aggregate Trade Release Notices received by the Escrow Agent on any given NYSE Trading Day, including any notices similar to the Aggregate Trade Release Notices received by the Escrow Agent from the Interested Shareholders relating to Transfers of Aggregate Trade Interested Shareholder Shares, exceeds the Daily Restricted Trading Limit, the Escrow Agent shall notify all the requesting Investors and Interested Shareholders, if any, of such number of Aggregate Trade Shares and such number of Aggregate Trade Interested Shareholder Shares, available for Transfer, if any, such that the total number of Bunge Limited Shares available for Transfer by such Investors and Interested Shareholders on such NYSE Trading Day (other than Transfers by Investors of Bunge Limited Shares pursuant to Individual Free Trading Limits and by Interested Shareholders of Interested Shareholder Shares pursuant to Interested Shareholder Free Trading Limits) is not greater than US$25.0 million of Bunge Limited Shares (based on the closing price of the Common Shares on the NYSE Trading Day preceding the day the relevant Aggregate Trade Release Notice is delivered to the Escrow Agent pursuant to this Section 6.03(d)).  The number of Aggregate Trade Shares or Aggregate Trade Interested Shareholder Shares, if any, that each Investor or Interested Shareholder, if any, shall be permitted to Transfer on any NYSE Trading Day below the foregoing limitation shall be determined on a pro rata basis in proportion to the Bunge Limited Shares received by each such requesting Investor on the Closing Date and by each requesting Interested Shareholder on the closing date of the transactions contemplated by the Interested Shareholder Agreements.  At the close of business on the day on which one or more Release Notices have been delivered under the terms of this Section, the Escrow Agent shall inform the Investors that have delivered such Release Notices, the requesting Interested Shareholders and Bunge Limited of the number of Bunge Limited Shares that have been permitted to be Transferred (a “Permitted Transfer Notification”) and the number of Bunge Limited Shares that have not been permitted to be Transferred, which such Bunge Limited Shares shall continue to be subject to the Escrow Agreement and this Article VI.

iii.                                    Aggregate Trade Release Procedure. If Nova Ponte or its designee does not exercise its Right of First Refusal pursuant to Section 6.03(e) below, the Escrow Agent shall facilitate, along with the Transfer Agent and Bunge Limited, as provided in this Agreement and the Escrow Agreement, the release of the Aggregate Trade Shares to the Offering Investor to complete a Transfer.

iv.                                   Return of Aggregate Trade Shares. If an Offering Investor does not enter into an agreement to Transfer the released Aggregate Trade Shares within one (1) NYSE Trading Day following the later of the receipt of the Permitted Transfer Notification and the expiration of the Exercise Period (defined in Section 6.03(e) below), such Investor shall return such Aggregate Trade Shares to the Escrow Agent and such Bunge Limited

Shares shall be subject to the procedures set forth in this Section 6.03(d) and in Section 6.03(e) below in case such Investor again intends to Transfer such Bunge Limited Shares.

(e)                                  Right of First Offer Procedure. Once an Aggregate Trade Release Notice is received, Nova Ponte shall have one NYSE Trading Day (“Exercise Period”) to notify in writing the Offering Investor(s) and the Escrow Agent whether it or its designee shall exercise (or not exercise) the Right of First Offer with regard to all and not less than all of the offered Aggregate Trade Shares for the Exercise Price set forth in Section 6.03(e).i below.

i.                                          Exercise Price. The price for the acquisition of the offered Aggregate Trade Shares by Nova Ponte or its designee shall be equal to the greater of (A) the closing price of the Common Shares on the last NYSE Trading Day immediately preceding the day on which the Escrow Agent receives the relevant Aggregate Trade Release Notice or (B) the closing price of the Common Shares on the day on which Nova Ponte exercises its Right of First Offer (“Exercise Price”); provided, however, that (i) to the extent any additional taxes are incurred by an Investor as a result of the acquisition of the relevant Aggregate Trade Shares by Nova Ponte or its designee (as compared to an acquisition by a third party in a similar transaction) such investor will notify Nova Ponte or its designee of the amount of such additional taxes and provide reasonably detailed information with respect to the calculation of such amount and such amount shall be reimbursed by Nova Ponte within three Business Days of its receipt from the Investor of reasonably satisfactory evidence of the Investor’s payment of such amount. For the purposes hereof, any failure by a designee of Nova Ponte to comply with the provisions of this Agreement and the conditions for the Transfer shall be deemed to be a default by Nova Ponte hereunder.

ii.                                       Exercise of the Right of First Offer. If Nova Ponte or its designee exercises the Right of First Offer, it shall acquire the offered Aggregate Trade Shares and pay the Exercise Price on the third NYSE Trading Day immediately following the expiration of the Exercise Period, in cash to an account designated by the relevant Offering Investor and upon Transfer of the offered Aggregate Trade Shares to Nova Ponte or its designee.  Failure by Nova Ponte or its designee to pay the Exercise Price when due shall subject Nova Ponte to the payment of interest on such amount in the amount of 1% over the Prime Rate from the due date until the date of payment thereof.  The failure by Nova Ponte or its designee to pay the Exercise Price when due to any Offering Investor shall also be deemed as a waiver by Nova Ponte and any designee of their Right of First Offer in relation to the then offered Aggregate Trade Shares and any other Bunge Limited Shares held by such Offering Investor, in which event the provisions of this Section 6.03(e) shall no longer apply to the relevant Offering Investor; provided, that any such failure will be deemed cured, and the provisions of Section 6.03(e) shall thereafter apply, if Nova Ponte or its designee pays, no later than five Business Days following the due date, to an account designated by the relevant Offering Investor, an amount in cash equal to the sum of (i)(A) if the relevant Offering Investor has not sold the Aggregate Trade Shares, the Exercise Price, or (B) if the relevant Offering Investor has sold the Aggregate Trade Shares for an aggregate purchase price less than the Exercise Price, the difference between the Exercise Price and such aggregate purchase price, plus (ii) an amount equal to 5% (five percent) of the Exercise Price, and plus (iii) interest on the Exercise Price in the amount of 1% over the Prime Rate from the due date until the date of payment thereof; provided, further, that if Nova Ponte or its designee fails to cure any such failure in the manner provided in this Agreement more than two times, Nova Ponte shall forfeit its Right of First Offer rights contained in Section 6.03(e) with respect to all Bunge Limited Shares held by the Investors.  In the event of a payment under the foregoing clause (i)(A), the Offering Investor shall deliver the Aggregate Trade Shares to Nova Ponte or its designee as soon as reasonably practicable after such payment but in no event later than three (3) NYSE Trading Days following the date thereof.

iii.                                    Non-Exercise of the Right of First Offer. If, by the end of the Exercise Period, Nova Ponte fails to deliver an exercise notice in respect of, or it notifies the Investors and the Escrow Agent that it or its designee will not exercise the Right of First Offer to acquire all the offered Aggregate Trade Shares, the Escrow Agent shall notify the Offering Investor(s) pursuant to Section 6.03(d)(ii) above.  The Offering Investor(s) shall then have the right to Transfer, individually or jointly, all or part of such shares without the need for any further communication to Nova Ponte, subject to Section 6.03(c) above.

(f)                                    Private Transfers. Except as set forth in Section 6.03(g), Transfers of Bunge Limited Shares other than as expressly provided under this Agreement shall be subject to the prior written approval of Nova Ponte. If such approval is granted, permitted transferees must expressly agree in writing to adhere to all terms and conditions of this Article VI.

(g)                                 Permitted Transfers. Transfers of Bunge Limited Shares by the Investors to any of their heirs or Affiliates which are controlled, directly or indirectly by the Investors (a “Permitted Transferee”), in Brazil or abroad, are not subject to the restrictions set forth herein, as long as (i) such permitted transferees expressly agree in writing, in form and substance reasonably satisfactory to Bunge, to become party to this Agreement, to adhere to all the terms and conditions of this Agreement, (ii) the transferor Investor shall agree, in form and substance reasonably satisfactory to Bunge, to be jointly liable with such Investor’s permitted transferee(s) for all its or their obligations under this Agreement, and (iii) if any transferee ceases to be a controlled Affiliate of the transferring Investor, the transferring Investor causes such transferee to (prior to such event) Transfer the transferred Bunge Limited Shares back to the transferor Investor.  Notwithstanding the foregoing, the transfers of Bunge Limited Shares by an Investor to another Investor shall not be subject to any restriction set forth herein.

ARTICLE VII.  GENERAL PROVISIONS

Section 7.01   Amendments and Waivers. The provisions of this Agreement, including the provisions of this Section 7.01, may not be amended, modified or supplemented, without the written consent of Bunge Limited and each other party to this Agreement which is affected by such amendment, modification or supplement. Compliance with any Section or provision of this Agreement may be waived in writing by each party that is benefited by its compliance at any time.

Section 7.02                                Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by delivery in person, by facsimile, electronic mail or by first-class mail or air courier guaranteeing overnight delivery (postage prepaid, return receipt requested) to the respective parties at the addresses specified in the Investment Agreement (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02) or if to Bunge Limited, at:

Bunge Limited

50 Main Street

White Plains, New York 10606

Attention:  Assistant General Counsel

Fax: (914) 684-3497

Electronic mail: bg.legalnotices@bunge.com

Any and all notices, requests, claims, demands and other communications shall be deemed given and effective on the earlier of (a) the NYSE Trading Day following the date of deposit with a nationally recognized air courier guaranteeing overnight delivery, (b) the date of formal service of the judicial notice, (c) the date of transmission, if such notice or other communication is transmitted via facsimile at the facsimile number specified above prior to 6:30 p.m. (New York City time) on a NYSE Trading Day, (d) the next NYSE Trading Day after the date of transmission, if such notice or communication is transmitted via facsimile or at the facsimile number specified above on a day that is not a NYSE Trading Day or later than 6:30 p.m. (New York City time) on any NYSE Trading Day, (e) the sender’s receipt of an acknowledgement from the intended recipient or such intended recipient’s system administrator (such as by the “return receipt requested” or “delivery receipt request” function, as available, return electronic mail or other written acknowledgement), if such notice or other communication is sent via electronic mail at the electronic mail address specified above or (g) upon actual receipt by the party to whom such notice is required to be given.

Section 7.03   Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible; provided, that if there is a conflict or inconsistency between this Agreement and the Investment Agreement, this Agreement shall prevail.

Section 7.04   Entire Agreement; Assignment.  This Agreement, together with the Investment Agreement, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all agreements, understandings, assertions, statements, and warranties, verbal or written, expressed or implied, maintained between the parties and their respective affiliates, representatives, and agents regarding the matters object of this Agreement.

Section 7.05   Parties in Interest.  All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and the holders from time to time of the Registrable Securities and the respective successors and permitted assigns of the parties hereto and such holders.

Section 7.06   Interpretation.  When reference is made in this Agreement to an Article, Section or Exhibit, such reference is to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated.  The table of contents to and headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement. References to “hereof” shall mean this Agreement and references to the “date hereof” shall mean the date of this Agreement.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

Section 7.07                                Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 7.08                                Governing Law; Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.  The parties hereto hereby (a) submit to the exclusive jurisdiction of any federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any action, lawsuit, demand, claim, hearing, or proceeding (each, an “Action”) arising out of or relating to this Agreement brought by any party hereto, (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above named courts, and (c) agree that service of process upon such party in any such Action shall be effective if notice is given in accordance with Section 10.3 of the Investment Agreement or Section 7.02 hereof.

Section 7.09   Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 7.10   Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER, (B) UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) MAKES THIS

WAIVER VOLUNTARILY AND (D) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

Section 7.11                                Further Assurances.                                   At or after the Closing Date, and without further consideration, Bunge Limited, Nova Ponte and the Investors will take such actions and execute and deliver such further documents as may be reasonably necessary in order to give practical effect to the intention of the parties under this Agreement, and Bunge Limited, Nova Ponte and the Investors agree to act in good faith to negotiate and enter into any such additional documents and amendments necessary to give effect to Transfers of the Bunge Limited Shares in a timely fashion, in particular as a result of the internal policies and procedures of the Transfer Agent, the Escrow Agent or Investors’ brokers, the rules and regulations of the NYSE and market practice.

Section 7.12                                Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement.  The decision of each Investor to acquire Registrable Securities pursuant to the Investment Agreement and this Agreement has been made by such Investor independently of any other Investor.  Nothing contained herein or in the Investment Agreement, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or the Investment Agreement.

In witness whereof, the Parties hereto have duly executed or have caused their authorized representatives to duly execute, this Agreement as of the date written above.

AGROINDUSTRIAL NOVA PONTE LTDA.:

By:	/s/ Carla Heiss *
Name:	Carla Heiss
Title:	Attorney in Fact

*                          Carla L. Heiss signs and executes this Agreement as attorney in fact pursuant to a Power of Attorney executed on behalf of Agroindustrial Nova Ponte Ltda.

BUNGE LIMITED

By:	/s/ Hunter Smith
Name:	Hunter Smith
Title:	Treasurer

By:	/s/ Carla L. Heiss
Title:	Carla L. Heiss
Name:	Assistant General Counsel and Assistant Secretary

Investors:

/s/ Maurílio Biagi Filho	/s/ Ricardo Brito Santos Pereira
Maurílio Biagi Filho	Ricardo Brito Santos Pereira

/s/ Lúcia Diniz Junqueira Novaes	/s/ Alberto Diniz Junqueira
Lúcia Diniz Junqueira Novaes	Alberto Diniz Junqueira

/s/ Ronaldo Diniz Junqueira	/s/ Mauro Diniz Junqueira
Ronaldo Diniz Junqueira	Mauro Diniz Junqueira

/s/ Marina Diniz Junqueira	/s/ Stella Junqueira Gomide
Marina Diniz Junqueira	Stella Junqueira Gomide

/s/ José Eduardo Diniz Junqueira
José Eduardo Diniz Junqueira

Witnesses:

/s/ Pedro João Zahran Tarqueto		/s/ Stephanie Manzi Lopes
Name: Pedro João Zahran Tarqueto		Name: Stephanie Manzi Lopes
C.P.F./M.F.:	RG. 43.740.393-2 SSP/SP CPF. 347.955.058-45	C.P.F./M.F.:	RG. 34.395.585-4 SSP/SP CPF. 363.845.028-79

EXHIBIT 4.02(c)

This certificate is being provided to BUNGE LIMITED (the “Company”), in connection with (a) the sale under the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s common shares subject to certain restrictions and (b) the request of the undersigned shareholder (the “Shareholder”) to remove the restrictive legends from such shares.  The securities subject to sale are comprised of [    ] common shares of the Company (the “Common Shares”), par value $.01 per share, currently held in book-entry form in the name of Banco Itaú Europa International, as escrow agent, for the benefit of the Shareholder.

The Shareholder, DOES HEREBY CERTIFY that the Shareholder has entered into an agreement to sell the Common Shares in accordance with the terms outlined in the “Plan of Distribution” section contained in the Registration Statement of the Company (No. 333-[    ]), filed with the Securities and Exchange Commission (the “Commission”) in connection with the resale of the Common Shares, and has delivered to the purchaser(s) the prospectus supplement most recently filed with the Commission pursuant to Rule 424(b) of the Securities Act which relates to the offer and sale of the Common Shares by the Shareholder.

IN WITNESS WHEREOF, the Shareholder has executed this Certificate this       day of                          2010.

[NAME OF SHAREHOLDER]

By:
Name:
Title:

Exhibit 5.01

PLAN OF DISTRIBUTION

The selling shareholders named in any prospectus supplement may, from time to time, sell any or all of the common shares received in the acquisition on any stock exchange, market or trading facility on which the common shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  We have been advised by the selling shareholders that they may use any one or more of the following methods when selling common shares:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  short sales;

•                  broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•                  a combination of any such methods of sale; and

•                  any other method permitted pursuant to applicable law.

The selling shareholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale. The aggregate proceeds to the selling shareholders from the sale of common shares offered by them will be the purchase price of the common shares less discounts and commissions, if any. Each of the selling shareholders reserves the right to accept, and together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents. We will not receive any of the proceeds from the sale by the selling shareholders of the common shares.

Under one or more agreements, we have granted or expect to grant the selling shareholders certain registration rights pertaining to the common shares received, or that will be received, by the selling shareholders in connection with the acquisition. The agreements provide for indemnification by Nova Ponte and us of the selling shareholders, and for indemnification by the selling shareholders of Nova Ponte, us and our respective directors, officers, affiliates and controlling persons, against specific liabilities in connection with the offer and sale of common shares, including liabilities under the Securities Act.

We have agreed to maintain the effectiveness of this registration statement until the earlier of the date on which the common shares have been resold by the selling shareholders or may be sold by the selling shareholders without registration under the Securities Act or any other rule of similar effect, subject to the terms of the agreements.

As the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act.

In order to comply with applicable securities laws of some states, the common shares may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the common shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.  Any profits on the resale of the common shares by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of common shares will be borne by the selling shareholders.  The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling shareholders and any broker-dealers or agents that are involved in selling the common shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the common shares.

The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their common shares, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of the common shares by any selling shareholder.  If we are notified by any selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of common shares, if required, we will file a supplement to this prospectus.

Each selling shareholder and any other person participating in a distribution will be subject to the Exchange Act, which may limit the timing of purchases and sales of common shares by the selling shareholder or any such other person. Under Regulation M of the Exchange

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Act, any person engaged in the distribution of the common shares may not simultaneously engage in market-making activities with respect to the common shares for certain periods prior to the start of the distribution.  The foregoing may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.

In certain circumstances, the selling shareholders also may transfer the common shares to certain permitted transferees, in which case such transferees will be the selling beneficial owners for purposes of this prospectus and may sell the common shares from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(7) or other applicable provision of the Securities Act, to include such transferees as selling shareholders under this prospectus.

The common shares held by the selling shareholders are subject to certain restrictions contained in registration rights agreements as to the amount and timing of sales of common shares and, in certain circumstances, requirements to first offer such common shares back to us for repurchase.  Banco Itaú Europa International serves as an escrow agent and holds the common shares on behalf of the selling shareholders for which it receives customary fees and reimbursement for expenses from the selling shareholders and us.

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Exhibit 5.05

INVESTOR INFORMATION

BUNGE LIMITED

REGISTRATION STATEMENT QUESTIONNAIRE

In accordance with the Registration Rights and Conditions of Transfers Agreement, (the “Agreement”), dated [            ], 2010 among Bunge Limited, Agroindustrial Nova Ponte Ltda. and the investors party thereto, Bunge Limited expects to file with the U.S. Securities and Exchange Commission a registration statement on Form S-3 (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities. A copy of the Agreement is attached hereto.  All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.  In connection with Bunge Limited’s preparation of the Registration Statement, please provide us with the following information:

1.             Name (exactly as it should appear in the Registration Statement):

Except as set forth below, you do not hold any equity securities of Bunge Limited on behalf of another person or entity.

State any exceptions here:

If the owner of the Common Shares is not a natural person, please identify the natural person or persons who will have voting and investment control over the Common Shares owned by the Investor:

2.  Address:

Telephone:

Fax:

Contact Person:

3.  Have you had any position, office or other material relationship within the past three years with Bunge Limited or its affiliates?  (Include any relationships involving you or any of your affiliates, officers, directors, or principal equity holders (5% or more) that have held any position or office or has had any other material relationship with Bunge Limited (or its predecessors or affiliates) during the past three years.)

☐  Yes                                                   ☐  No

If yes, please indicate the nature of any such relationship below:

4.  What is the total amount of Registrable Securities that you beneficially own:

5. What is the total amount of Registrable Securities that you wish to include in the Registration Statement:

6. Are you the beneficial owner of any other securities of Bunge Limited?  (Include any equity securities that you beneficially own or have a right to acquire, issuable upon the conversion of or exchange of any other securities, within 60 days after the date hereof, and as to which you have sole voting power, shared voting power, sole investment power or shared investment power.)

☐  Yes                                                   ☐  No

If yes, please describe the nature and amount of such ownership as of the most recent practicable date.

7.  Have you made or are you aware of any arrangements relating to the distribution of the Common Shares of Bunge Limited pursuant to the Registration Statement?

☐  Yes                                                   ☐  No

If yes, please describe the nature and amount of such arrangements.

8. FINRA Matters

(a)           State below whether (i) you or any associate or affiliate of yours are a member of FINRA, a controlling shareholder of an FINRA member, a person associated with a member, a direct or indirect affiliate of a member, or an underwriter or related person with respect to the proposed offering; (ii) you or any associate or affiliate of yours owns any stock or other securities of any FINRA member not purchased in the open market; or (iii) you or any associate or affiliate of yours has made any outstanding subordinated loans to any FINRA member. If you are a general or limited partnership, a no answer asserts that no such relationship exists for you as well as for each of your general or limited partners.

Yes:  ☐                  No:  ☐

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If “yes,” please identify the FINRA member and describe your relationship, including, in the case of a general or limited partner, the name of the partner:

If you answer “no” to Question 8(a), you need not respond to Question 8(b).

(b)           State below whether you or any associate or affiliate of yours has been an underwriter, or a controlling person or member of any investment banking or brokerage firm which has been or might be an underwriter for securities of Bunge Limited or any affiliate thereof including, but not limited to, the common stock now being registered.

Yes:  ☐                  No:  ☐

If “yes,” please identify the FINRA member and describe your relationship, including, in the case of a general or limited partner, the name of the partner.

ACKNOWLEDGEMENT

The undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the prospectus delivery and other provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, particularly Regulation M.

The undersigned understands and acknowledges that Bunge Limited will rely on the information set forth herein for purposes of the preparation and filing of the Registration Statement.

In accordance with the undersigned’s obligation under Section 5.05 of the Agreement to provide such information as may be required by law for inclusion in the Registration Statement, the undersigned hereby agrees, at any time while the Registration Statement remains in effect, to notify Bunge Limited promptly of any changes in the information contained in this questionnaire which should be made as a result of any developments, including the passage of time.  The undersigned also agrees to provide Bunge Limited and Bunge Limited’s counsel any and all such further information in the form of Annex A attached hereto regarding the undersigned promptly and upon any request in connection with the preparation, filing, amending, and supplementing of the Registration Statement (or any prospectus contained therein).  The undersigned hereby consents to the use of all such information in the Registration Statement.  All notices hereunder

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and pursuant to the Agreement shall be made in writing, by hand-delivery, facsimile, first-class mail, electronic mail or air courier guaranteeing overnight delivery as follows:

(i) To Bunge Limited:

Bunge Limited
50 Main Street
White Plains, New York 10606
Attention: Assistant General Counsel
Fax: (914) 684-3497
Email: bg.legalnotices@bunge.com

(ii) With a copy to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
Attention: Lona S Nallengara, Esq.
Fax: (646) 848-8414
E-mail: LNallengara@shearman.com

The undersigned understands that the undersigned may be subject to serious civil and criminal liabilities if the Registration Statement, when it becomes effective, either contains an untrue statement of a material fact or omits to state a material fact required to be stated in the Registration Statement or necessary to make the statements in the Registration Statement not misleading.  The undersigned represents and warrants that all information it provides to Bunge Limited and its counsel is currently accurate and complete and will be accurate and complete at the time the Registration Statement becomes effective and at all times subsequent thereto, and agrees during the Effectiveness Period and any additional period in which the undersigned is making sales of Common Shares under and pursuant to the Registration Statement, and agrees during such periods to notify Bunge Limited immediately of any misstatement of a material fact in the Registration Statement regarding such Investor, the Common Shares held by such Investor or the sale and offer of the Common Shares by such Investor, and of the omission of any material fact necessary to make the statements contained therein regarding such Investor, the Common Shares held by such Investor or the sale and offer of the Common Shares by such Investor not misleading.

Dated:

Print Name

Signature

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Annex A

Since the date you provided to Bunge Limited the information set forth in your registration statement questionnaire, has there been any change to the number of Registrable Securities that you currently own?

                ☐  Yes                                                   ☐  No

If yes, please state the amount of such ownership as of the most recent practicable date, or, if a date is specified in a request from Bunge Limited, as of such specified date.

Since the date you provided to Bunge Limited the information set forth in your registration statement questionnaire, has there been any changes to any of the other information set forth therein?

                ☐  Yes                                                   ☐  No

If yes, please state the changes below (or on a separate page).

The undersigned understands that the undersigned may be subject to serious civil and criminal liabilities if the Registration Statement, when it becomes effective or at the time of the filing of a post-effective amendment or prospectus supplement thereto, either contains an untrue statement of a material fact or omits to state a material fact required to be stated in the Registration Statement or necessary to make the statements in the Registration Statement not misleading.  The undersigned represents and warrants that all information it provides to Bunge Limited and its counsel is currently accurate and complete and will be accurate and complete at the time the Registration Statement becomes effective, at the time of any filing of a post-effective amendment or prospectus supplement thereto, and at all times subsequent thereto, and agrees during the Effectiveness Period and any additional period in which the undersigned is making sales of Shares under and pursuant to the Registration Statement, and agrees during such periods to notify Bunge Limited immediately of any misstatement of a material fact in the Registration Statement regarding such Investor, the Common Shares held by such Investor or the sale and offer of the Common Shares by such Investor, and of the omission of any material fact necessary to make the statements contained therein regarding such Investor, the Common Shares held by such Investor or the sale and offer of the Common Shares by such Investor not misleading.

Dated:

Print Name

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Signature

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